PRESS RELEASE                                                         UPC







     UNITED PAN-EUROPE COMMUNICATIONS N.V. (UPC N.V.) SIGNS
     RECAPITALISATION AGREEMENT WITH KEY STAKEHOLDERS



     o Binding agreement reached with UGC and ad hoc Bondholder Committee in support of UPC's Recapitalisation

     o UPC to eliminate 65% of its outstanding consolidated debt and convertible preference shares

     o    UGC to underwrite up to EUR100 million of additional funding to UPC

     o    The pro forma ownership of 'New UPC' following the recapitalisation:

          o    UGC as creditor: 65.5%

          o    UPC Noteholders (other than UGC): 32.5%

          o Existing UPC Preference, Priority and Ordinary shareholders A (including UGC): 2.0%

     o    UPC Distribution bank facility waiver extended and terms amended

     o Upon completion of the Recapitalisation, UPC expects to have sufficient resources to fund its operations through to positive free cash flow

     o UPC N.V., the financial holding company of the UPC group, to utilise court proceedings in the Netherlands and the United States to effect the recapitalisation

     o Business as usual for UPC's operating subsidiaries, customers, employees and business partners

     o UPC is working towards completion of the recapitalisation by the end of Q1 2003

PRESS RELEASE                                                         UPC





Amsterdam, September 30, 2002 - United Pan-Europe Communications N.V. ("UPC N.V." ), the financial holding company of the UPC group, announces today that a binding agreement has been reached with UnitedGlobalCom ("UGC"), its largest creditor and shareholder, and an ad hoc committee representing certain non-UGC holders ("Bondholder Committee") of its Senior Notes and Senior Discount Notes (collectively, the "UPC Notes"), in support of a Recapitalisation plan (the "Recapitalisation") for UPC.

John F. Riordan, President and CEO of UPC, said: "I am pleased to announce that we have now reached agreement with our key stakeholders regarding UPC's Recapitalisation. This will recapitalise UPC to provide a strong and stable balance sheet at a time when our efforts to deliver operational improvements continue to yield strong results. This is excellent news for all UPC customers, suppliers, employees and other stakeholders. I would like to thank them for the dedication, loyalty and patience that they have shown throughout this process and to reassure them that it remains 'business as usual'."

Michael Kramer, a managing director at Greenhill & Company, which is serving as advisor to the ad-hoc Bondholder Committee, added: "We have now reached binding agreement with both UGC and UPC that will ensure that the UPC group emerges as an appropriately capitalised group with the UPC noteholders as significant equity holders. We shall now continue to work with the company to ensure that the recapitalisation process is completed in a timely fashion."

Gene Schneider, Chairman and CEO of UGC, said: "This agreement confirms what we set out to achieve earlier this year. The UPC recapitalisation envisioned by this agreement will enable UPC to build its future upon a firm financial structure. The management team at UPC remains committed to the future of the business and will continue to focus on business execution. UPC will emerge from this restructuring with one of the strongest balance sheets in the European media and telecom sector at a time when its operations are achieving strong financial results."

Recapitalisation

PRESS RELEASE                                                         UPC





The agreed Recapitalisation will substantially delever UPC's consolidated balance sheet through the judicially supervised conversion of EUR925 million accreted value of Belmarken Notes and EUR4.3 billion(1) accreted value of UPC Notes into new common stock of New UPC, Inc. ("New UPC"), a newly-formed U.S. holding company for UPC. Under the Recapitalisation, UPC N.V. intends to become a substantially or wholly owned subsidiary of New UPC. The Recapitalisation would result in the elimination of 65% of UPC's outstanding consolidated debt and convertible preference shares, substantially reducing its annual interest costs, which will put UPC in a significantly stronger financial position.

The Recapitalisation contemplates the conversion of the outstanding UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A into common stock of New UPC. The relative amount of New UPC common stock to be issued to holders of these securities will be set forth in the Plan (as defined below) to be submitted to a US court. The amount of New UPC common equity offered for each Priority Share will be equal to the consideration offered for each UPC Ordinary Share A. The Recapitalisation will result in substantial dilution of the UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A.

UGC currently holds all of the outstanding Belmarken Notes and approximately, 35% of the outstanding UPC Notes, 20% of the outstanding UPC Preference Shares A, all of the outstanding UPC Priority Shares and 53% of the outstanding UPC Ordinary Shares A. The members of the Bondholder Committee hold 25% of the outstanding UPC Notes. The ownership of New UPC immediately after the Recapitalisation will be as follows:





------------------------------
(1) Assuming an exchange rate of USD 0.9881 to EUR 1

PRESS RELEASE                                                         UPC






------------------------------- ---------------------------------------
Security Holder of the             Percentage of Base Number of New
----------------------             --------------------------------
     company                         UPC Common Stock Offered(1)
     -------                         ---------------------------
------------------------------- ---------------------------------------
Belmarken Notes and UPC                           65.5%
Notes owned by UGC Group
on the date of the
Restructuring Agreement
------------------------------- ---------------------------------------
UPC Notes (other than UPC                         32.5%
Notes owned by the UGC
Group on the date of the
Restructuring Agreement)
------------------------------- ---------------------------------------
Holders of UPC Preference                         2.0%(2)
Shares, UPC Ordinary
Shares A and UPC Priority
Shares (including UGC) and
holders of litigation
claims (3)
------------------------------- ---------------------------------------

     (1) Percentage of the number of shares to be outstanding immediately following the completion of the Recapitalisation, before any dilutive impact of (a) the purchase by UGC of additional New UPC common stock,
          (b) equity and options issued to New UPC management and (c) existing UPC rights, options and warrants.
     (2)  Relative allocation to be determined.
     (3) If the litigation claims cannot be treated as subordinated under the Plan, they will be treated as general unsecured claims to which footnote 1 applies.


As soon as reasonably practicable, UPC N.V. will hold a shareholders meeting to obtain approval for certain of the transactions contemplated in the Restructuring Agreement from the shareholders of UPC N.V.

Dutch and US court procedures

In order to ensure an efficient and effective Recapitalisation, UPC N.V., the financial holding company, has agreed to file a voluntary case for reorganisation under Chapter 11 with a United States Court and will file a plan of reorganisation (the "Plan") and disclosure statement with the U.S. court as soon as practicable.

Either simultaneously with or following the filing of the Chapter 11 case, UPC N.V. will voluntary file a petition for moratorium and a plan of composition (the "Akkoord") in the Amsterdam (Netherlands) Court. Completion of the Recapitalisation will be conditional on receiving the appropriate creditor consents.

PRESS RELEASE                                                         UPC






It is important to note that these court procedures will only involve the financial holding company, UPC N.V., and are not expected to affect the UPC operating subsidiaries.

New money, minority rights and board composition

On the date the Recapitalisation becomes effective and final (the "Effective Date"), New UPC will offer to each holder of UPC Notes and Belmarken Notes the right to purchase a pro rata share of up to EUR100 million of additional shares of New UPC common stock at the share price implied by the Plan. This right will be exercisable only on the Effective Date. The EUR100 million amount will be reduced by the net proceeds of any assets sold by UPC prior to the Effective Date (other than assets sold in the ordinary course of business in a manner consistent with past practices) and by the net proceeds from any non-dilutive capital raised by UPC (other than capital received from UGC). UGC has agreed to subscribe on the Effective Date for its portion of the subscription amount and that portion of the EUR 100 million subscription amount offered to the other holders of the UPC Notes for which those other holders do not subscribe. The price per share of New UPC common stock for the subscription amount will be set to be consistent with the implied valuation at which the Recapitalisation has been negotiated - namely an enterprise value of approximately EUR5.2 billion and an equity valuation prior to any subscription of approximately EUR1.9 billion.

During and upon completion of the Recapitalisation, UPC expects to have sufficient resources to fund its operations through positive free cash flow (defined as EBITDA less cash interest, capital expenditures and changes in working capital), a point from which UPC will be able to fund itself.

Under the Restructuring Agreement, New UPC's certificate of incorporation and by-laws will provide for:

     -    specified anti-dilution rights to holders of New UPC common stock;

     - the designation by the Bondholder Committee of two members out of a total of ten members of the Board of Directors of New UPC for a period of three years after completion of the Recapitalisation, and

     - certain other rights and protections for the benefit of the Bondholder Committee to be set forth in a stockholders

PRESS RELEASE                                                         UPC






          agreement among UGC and the members of the Bondholder Committee.

Bank waiver

In order to facilitate the UPC Recapitalisation, the Coordinating Committee of the senior bank lenders under the UPC Distribution bank facility have proposed to extend until March 31, 2003 the waivers of the defaults arising as a result of the Company's decision not to make interest payments under its outstanding 10 7/8% Senior Notes due 2009, 11 1/4% Senior Notes due 2010, 11 1/2% Senior Notes due 2010, 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009. The proposed bank waiver includes amendments to the UPC Distribution bank facility to (1) increase operational headroom for the UPC Distribution group by increasing and extending the maximum permitted ratios of senior debt to annualised EBITDA and by lowering and extending the minimum required ratios of EBITDA to total cash interest and EBITDA to senior debt service, (2) increase the interest margin on outstanding loans under the facility by 1.5%, (3) include a fee of 0.25% on the total commitment amount, (4) reduce the total commitment amount under the facility to EUR 3.5 billion and (5) require UPC N.V. to provide an additional EUR 125 million in funding to UPC Distribution.





Timing

UPC is working towards completion of the Recapitalisation by the end of the first quarter of 2003.

UPC has filed a copy of the Restructuring Agreement and the UPC Distribution facility waiver and amendment with the U.S. Securities and Exchange Commission in a report on Form 8-K.



United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY.OB). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA). Lazard & Co., Limited ("Lazard") and J.P. Morgan plc ("J.P. Morgan"), which are regulated in the United Kingdom by the Financial Services Authority, are acting exclusively for UPC and no-one else in connection with the Recapitalisation and will not be responsible to anyone other than UPC for providing the protections offered to customers of Lazard and J.P. Morgan, nor for providing advice in relation to the Recapitalisation.

PRESS RELEASE                                                         UPC






For further information, please contact:






UPC Investor Relations                       UPC Corporate Communications
+ 44 (0) 207 647 8230                        + 31 (0) 20 778 9447
Email: ir@upccorp.com                        Email: corpcomms@upccorp.com

Lazard                                       Citigate First Financial
Richard Stables                              Carina Hamaker
+ 44 (0) 20 7588 2721                        + 31 (0) 20 575 40 10

Jim Millstein                                Citigate Dewe Rogerson
+ 1 212 632 6000                             Toby Moore
                                             + 44 (0) 20 7638 9571
JP Morgan Chase
Chris Munro
+ 44 (0) 207 777 1164


Also, please visit www.upccorp.com for further information about UPC.
                   ---------------

PRESS RELEASE                                                         UPC






NOTE: Except for historical information contained herein, this release contains forward-looking statements based upon management's beliefs, as well as assumptions made by and data currently available to management. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive risks and uncertainties, many of which are beyond UPC's control. These risks and uncertainties could cause actual events and UPC's liquidity, capital resources, financial condition and results of operations to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, UPC's ability to continue as a going concern. UPC's ability to restructure its outstanding indebtedness on a satisfactory and timely basis; UPC's ability to develop, confirm and consummate the Plan under the US bankruptcy code and an Akkoord under the Dutch bankruptcy code; the ramifications of any restructuring; risks associated with third parties seeking and obtaining approval of the US bankruptcy court or the Dutch bankruptcy court to take actions inconsistent with, or detrimental to, the consummation of the Plan and the Akkoord; potential adverse developments with respect to UPC 's financial condition, liquidity, cash flows or results of operations; the acceptance and continued use by subscribers and potential subscribers of UPC's services; changes in the technology and competition; UPC's ability to achieve expected operational efficiencies and economies of scale, and UPC's ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in UPC's filings with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, any securities of UPC or New UPC, or a solicitation of any votes in favor of the Plan or the Akkoord; nor shall there be any exchange or sale of securities of UPC or New UPC. or solicitation of votes infavor of the Plan or the Akkoord; in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.